FOR IMMEDIATE RELEASE

Prologis Reports First Quarter Results

Positive Long-Term Outlook Amid Near-Term Macroeconomic Uncertainty

SAN FRANCISCO (April 17, 2024) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported first quarter results for 2024.

Net earnings per diluted share was $0.63 for the first quarter of 2024 compared with $0.50 for the first quarter of 2023.

Core funds from operations (Core FFO)* per diluted share was $1.28 for the first quarter of 2024, compared with $1.22 for the same period in 2023. Core FFO, excluding Net Promote Income (Expense)* per diluted share for the first quarter of 2024 was $1.31 compared with $1.23 for the first quarter of 2023.

“While operating conditions are healthy in the majority of our markets, customers remain focused on controlling costs, which is weighing on decision making and the pace of leasing,” said Hamid R. Moghadam, co-founder, chairman and CEO, Prologis. “A volatile and persistently high interest rate environment, together with mounting geopolitical concerns, contribute to this indecision and its short-term effect on net absorption. We remain optimistic about the fundamentals of our business, while being prepared for a slower environment in the next quarter or two.”

OPERATING PERFORMANCE

Owned & Managed	1Q24	Notes
Average Occupancy	96.8%
Leases Commenced	48.1MSF	45.0MSF operating portfolio and 3.1MSF development portfolio
Retention	74.3%

Prologis Share	1Q24	Notes
Cash Same Store NOI*	5.7%	Impacted by ~175 bps of one-time items
Net Effective Rent Change	67.6%
Cash Rent Change	48.2%

DEPLOYMENT ACTIVITY

Prologis Share	1Q24
Acquisitions	$5M
Weighted avg stabilized cap rate (excluding other real estate)	7.1%

Development Stabilizations	$517M
Estimated weighted avg yield	5.7%
Estimated weighted avg margin	9.6%
Estimated value creation	$50M
% Build-to-suit	43.3%
Development Starts	$273M
Estimated weighted avg yield	6.9%
Estimated weighted avg margin	26.7%
Estimated value creation	$73M
% Build-to-suit	24.9%
Total Dispositions and Contributions	$254M
Weighted avg stabilized cap rate (excluding land and other real estate)	4.8%

BALANCE SHEET STRENGTH & LIQUIDITY

"As always, we maintain a philosophy to build and preserve financial strength for any environment, with liquidity of almost $6 billion at the end of the quarter, low leverage and insulated earnings from foreign exchange movements," said Timothy D. Arndt, chief financial officer, Prologis. "Our capital raising efforts this quarter, across both debt and Strategic Capital, highlight our strength and reputation as an issuer as well as the broad, global access that we have to optimize our capital structure.”

During the first quarter, Prologis and its co-investment ventures issued an aggregate of $4.1 billion of debt at a weighted average interest rate of 4.7%, and a weighted average term of 9.5 years. This activity includes an inaugural issuance of a CNH bond, which further diversifies our funding sources in the currencies we operate in. Also, during the quarter, Prologis established a Commercial Paper program permitting issuances of up to $1 billion. The program received A-1/P-2 short-term ratings from S&P and Moody’s, respectively.

At March 31, 2024, debt as a percentage of total market capitalization was 21.0%, and the company’s weighted average interest rate on its share of total debt was 3.1%, with a weighted average term of 9.3 years and no significant debt maturities until 2026.

FOREIGN CURRENCY STRATEGY

Prologis hedges its exposure to foreign currency fluctuations by borrowing in the currencies in which it invests and using derivative financial instruments. At March 31, 2024, 96.5% of Prologis’ equity was in USD and forecasted earnings for 2024, 2025 and 2026 are 98%, 98% and 97%, respectively, in USD or hedged through derivative contracts.

2024 GUIDANCE

Prologis’ guidance for net earnings is included in the table below as well as guidance for Core FFO*, which are reconciled in our supplemental information.

"While we had a successful first quarter, we expect net absorption in the upcoming quarters to be lower than our prior expectations and leasing to stay competitive in a handful of our larger, higher-rent markets,” said Arndt. “With that, our current view calls for lower average occupancy in the year. Accordingly, we have reduced full-year guidance ranges for occupancy, same-store growth and earnings, but view the adjustments more as a matter of timing as the outlook on new supply remains very favorable.”

Arndt added: “At the midpoint, we project Core FFO growth, excluding promotes, of nearly 8%, and Cash Same Store NOI growth to be 6.75%. While our Southern California portfolio faces near-term headwinds, we remain very positive about long-term growth and value given the market’s supply barriers and secular forces driving future demand.”

2024 GUIDANCE

Earnings (per diluted share) Previous Revised Change at M.P.

Net earnings attributable to common stockholders	$3.20 to $3.45	$3.15 to $3.35	(2.3)%
Core FFO attributable to common stockholders/unitholders*	$5.42 to $5.56	$5.37 to $5.47	(1.3)%
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)*[1]	$5.50 to $5.64	$5.45 to $5.55	(1.3)%

Operations – Prologis Share

Average occupancy	96.50% to 97.50%	95.75% to 96.75%	(75) bps
Cash Same Store NOI*	8.00% to 9.00%	6.25% to 7.25%	(175) bps

Strategic Capital (in millions) Previous Revised Change at M.P.

Strategic Capital revenue, excluding promote revenue	$530 to $550	$530 to $550	-
Net Promote Income (Expense)	$(80)	$(80)	-

G&A (in millions)

General & administrative expenses	$420 to $440	$415 to $430	(1.7)%

Capital Deployment – Prologis Share (in millions)

Development stabilizations	$3,600 to $4,000	$3,600 to $4,000	-
Development starts	$3,000 to $3,500	$2,500 to $3,000	(15.4)%
Acquisitions	$500 to $1,000	$500 to $1,000	-
Contributions	$1,750 to $2,250	$1,750 to $2,250	-
Dispositions	$800 to $1,200	$800 to $1,200	-
Net sources/(uses)	$(950) to $(1,050)	$(450) to $(550)	50.0%
Realized development gains	$300 to $400	$300 to $400	-
1.
We are further adjusting Core FFO to exclude $0.08 of net promote expense. The expense relates to amortization of stock compensation issued to employees related to promote income recognized in prior periods.

* This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

The earnings guidance described above includes potential gains recognized from real estate transactions but excludes any future or potential foreign currency or derivative gains or losses as our guidance assumes constant foreign currency rates. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance relates predominantly to these items. Please refer to our quarterly Supplemental Information, which is available on our Investor Relations website at https://ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

APRIL 17, 2024, CALL DETAILS
The call will take place on Wednesday, April 17, 2024, at 9:00 a.m. PT/12:00 p.m. ET. To access a live broadcast of the call, please dial +1 (877) 897-2615 (toll-free from the United States and Canada) or +1 (201) 689-8514 (from all other countries). A live webcast can be accessed from the Investor Relations section of www.prologis.com.

A telephonic replay will be available April 17 – May 1 at +1 (877) 660-6853 (from the United States and Canada) or +1 (201) 612-7415 (from all other countries) using access code 13745294. The webcast replay will be posted in the Investor Relations section of www.prologis.com under “Events & Presentations.”

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. At March 31, 2024, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.2 billion square feet (115 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 6,700 customers principally across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects" "anticipates," "intends," "plans," "believes," "seeks," and "estimates" including variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to rent and occupancy growth, acquisition and development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to earn revenues from co-investment ventures, form new co-investment ventures and the availability of capital in existing or new co-investment ventures—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) international, national, regional and local economic and political climates and conditions; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties, including the integration of the operations of significant real estate portfolios; (v) maintenance of Real Estate Investment Trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risks related to global pandemics; and (xi) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Prologis Investor Relations

Media: Prologis Corporate Communications